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                                                                    Exhibit 99.1


[LOGO] Oneok                                            Financial News
September 23, 2002                                      Contact:   Weldon Watson
                                                                   918-588-7158


                   ONEOK RENEWS $850 MILLION CREDIT AGREEMENT

         TULSA, Oklahoma - ONEOK, Inc. (NYSE:OKE) announced today that it has renewed its $850 million, 364-day credit agreement with a syndicate of 13 banks, led by Bank of America N.A. The expiration date for the agreement is September 22, 2003.

         Jim Kneale, ONEOK senior vice president, chief financial officer, and treasurer, noted, "This agreement provides the financial flexibility we need to manage our businesses and execute our proven growth strategy while focusing on maintaining a strong balance sheet and enhancing value for our shareholders."

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         ONEOK, Inc. is a diversified energy company involved primarily in oil and gas production, natural gas processing, gathering, storage and transmission in the mid-continent areas of the United States. The company's energy marketing and trading operations provide service to customers in 28 states. The company is also the largest natural gas distributor in Kansas and Oklahoma, operating as Kansas Gas Service and Oklahoma Natural Gas Company, serving 1.4 million customers.

         Statements contained in this release that include company expectations or predictions are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. It is important to note that the actual results could differ materially from those projected in such forward-looking statements. Any additional information regarding factors that could cause actual results to materially differ is found in the company's Securities and Exchange Commission filings

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